                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            SONOCO PRODUCTS COMPANY
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

            LANA ROPER, Assistant Treasurer and Assistant Secretary
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                            ONE NORTH SECOND STREET
                  HARTSVILLE, SOUTH CAROLINA 29551-0160 U.S.A.

                                                                  March 18, 1994

TO OUR SHAREHOLDERS:

     As a shareholder of Sonoco Products Company, you are cordially invited to attend the Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, 29550, on Wednesday, April 20, 1994, at 11:00 A.M.


     The accompanying Notice of Meeting and Proxy Statement cover the details of matters to be presented at the meeting which consists of the election of directors, a proposal to amend the Restated Articles of Incorporation (including related amendments to the By-Laws) and the election of independent auditors.


     A copy of the 1993 Annual Report, which reviews the Company's past year's events, is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

     Whether or not you plan to attend the meeting, you are urged to participate by completing and returning your proxy in the enclosed business reply envelope. If you later find you can be present or for any reason desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.


                                   /s/ Charles W. Coker


                                       Charles W. Coker
                                       Chairman and
                                       Chief Executive Officer

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                            ONE NORTH SECOND STREET

                     HARTSVILLE, SOUTH CAROLINA 29551-0160


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TIME..........................  11:00 A.M. on Wednesday, April 20, 1994.
PLACE.........................  The Center Theater, 212 North Fifth Street, Hartsville, South
                                Carolina, 29550.
PURPOSES......................  (1) To elect six members of the Board of Directors, five for the next three years and one for the next year to complete an unexpired term.
                                (2) To act upon a proposal to amend the Restated Articles of
                                    Incorporation and the By-Laws to (a) delete the present
                                    fifteen person maximum number of directors the Company
                                    can have, (b) give directors the ability to set the size
                                    of the Board of Directors, as well as to create and fill
                                    vacancies on the Board of Directors, (c) require that
                                    nominations for directors to be elected at any Annual
                                    Meeting of Shareholders, other than incumbent directors,
                                    be made in writing at least sixty days prior to the
                                    Annual Meeting, and (d) recognize that the holders of the
                                    Company's $2.25 Cumulative Convertible Preferred Stock
                                    have been given the right to elect two directors during
                                    any period in which payment of dividends on the Preferred
                                    Stock is in arrears, and make it clear that any such
                                    directors are in addition to the directors elected by the
                                    Common Shareholders.
                                (3) To elect independent auditors.
                                (4) To transact such other business as may properly come
                                    before the meeting or any adjournments thereof.
RECORD DATE...................  Holders of Common Stock of record at the close of business
                                March 4, 1994, are entitled to vote at the meeting.
ANNUAL REPORT.................  The Annual Report of the Company for the year 1993 is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

PROXY VOTING..................  It is important that your shares be represented and voted at the meeting. Please MARK, SIGN, DATE, and RETURN PROMPTLY the enclosed proxy card in the envelope furnished. Any proxy so given can be revoked in the manner described in the
                                accompanying Proxy Statement at any time prior to its
                                exercise at the meeting.


                                          James L. Coker, Secretary

March 18, 1994

                                PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS OF
                            SONOCO PRODUCTS COMPANY
                                 APRIL 20, 1994

                              GENERAL INFORMATION


     The solicitation of the enclosed proxy is made by the Board of Directors of Sonoco Products Company, whose principal address is Post Office Box 160, One North Second Street, Hartsville, South Carolina, 29551-0160, for use at the Annual Meeting of Shareholders, to be held at 11:00 A.M. on Wednesday, April 20, 1994, and at any adjournments thereof.



     Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy can be revoked by giving notice of revocation at the Annual Meeting, or by delivery to the Secretary of the Company, Post Office Box 160, One North Second Street, Hartsville, South Carolina, 29551-0160, of an instrument which by its terms revokes the proxy, or by delivery to the Secretary of a duly executed proxy bearing a later date. Any shareholder who desires to do so can attend the meeting and vote in person in which case the proxy will not be used.


     The Annual Report to shareholders, including financial statements for the year ended December 31, 1993, is enclosed unless you have signed a statement indicating that you have access to another copy at your address. The Annual Report, Proxy Statement and Proxy were first mailed to shareholders on or about March 18, 1994.

     The expense of the solicitation of proxies will be borne by the Company. Solicitations will be made by the use of the mails and, if necessary, officers and regular employees of the Company can make solicitations of proxies by telephone or telefacsimile or by personal calls. It is contemplated that brokerage houses, nominees and fiduciaries will forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and that the Company will reimburse them for their charges and expenses in connection therewith.


     The Company has authorized two classes of stock consisting of 150,000,000 authorized shares of no par value Common Stock, of which 86,861,963 shares are outstanding and 30,000,000 authorized shares of no par value Preferred Stock of which 3,450,000 shares of $2.25 Cumulative Convertible Preferred Stock are outstanding. Each share of the Company's Common Stock will be entitled to one vote on each matter submitted at the Annual Meeting. Only shareholders of record of the Company's Common Stock at the close of business on March 4, 1994, will be entitled to vote at the meeting. The shareholders of the Company's $2.25 Cumulative Convertible Preferred Stock, issued in November, 1993, will not be entitled to vote at the Annual Meeting.



     A majority of the shares entitled to be voted at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting.

     If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.


     Approval of the amendments to Article 9(a) of the Restated Articles of Incorporation and to Article III, Sections 1 and 2 of the By-Laws requires the affirmative vote of two-thirds of the outstanding shares. Accordingly, proxies marked "Abstain" and shares that are not voted will have the same effect as votes against the amendments.



     Approval of the amendment to Article III, Section 5 of the By-Laws requires the affirmative vote of a majority of the outstanding shares. Accordingly, proxies marked "Abstain" and shares that are not voted will have the same effect as a vote against the amendment.


     Shares represented by all properly executed proxies, delivered pursuant to this solicitation, will be voted at the Annual Meeting or any adjournments thereof. Where the proxy card specifies a choice with respect to any matters to be voted upon, the shares will be voted in accordance with the specifications so made. Where the proxy card does not specify a choice with respect to an item, the proxy will be voted FOR such item.


     There is no person known by the management of the Company to own of record or beneficially more than 5% of the outstanding voting shares of the Company.

                             ELECTION OF DIRECTORS


     At this Annual Meeting six directors are to be elected. Five shall hold office for the next three years, their terms expiring at the Annual Shareholders' Meeting in 1997, and one shall hold office for the next year, his term expiring at the Annual Shareholders' Meeting in 1995, or until their successors are duly elected and qualified. It is the intention that the persons named on the enclosed form of proxy will vote such proxy FOR the election of the six persons named herein (or if any of the persons nominated is unexpectedly unavailable, for such substitutions as the Board of Directors may designate) unless authority is withheld for all or any of the nominees. Proxies will not be voted for a greater number of persons than the number of nominees named. Each nominee has been recommended for election by the Board of Directors.


                        INFORMATION CONCERNING NOMINEES

NOMINEES TO BE ELECTED FOR THREE-YEAR TERMS:

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  *C. W. COKER (60). Mr. Coker is Chairman and Chief                 1962
- -----------------  Executive Officer of the Company, a position held since
- -----------------  1990. He was President of the Company from 1970 to 1990.
- -----------------  He is a director of NationsBank Corporation, Springs
- -----------------  Industries, Inc., Sara Lee Corporation and Carolina Power
- -----------------  and Light Company.
- -----------------
- -----------------
- -----------------  A. T. DICKSON (62). Mr. Dickson is President and Director          1981
- -----------------  of Ruddick Corporation (a diversified holding company),
- -----------------  Charlotte, North Carolina, a position held since 1968. He
- -----------------  is a director of Lance, Inc., NationsBank Corporation,
- -----------------  Royal Group, Inc. and Bassett Furniture Industries, Inc.
- -----------------
- -----------------
- -----------------

- ---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  R. E. ELBERSON (65). Mr. Elberson is a retired executive           1985
- -----------------  and director of Sara Lee Corporation (manufacturer and
- -----------------  marketer of consumer products), Chicago, Illinois. He
- -----------------  served as Vice Chairman of Sara Lee Corporation from 1986
- -----------------  to 1989 and as President and Chief Operating Officer from
- -----------------  1983 to 1986. Mr. Elberson is a director of W. W.
- -----------------  Grainger, Inc.
- -----------------
- -----------------  J. C. FORT (67). Mr. Fort is President and Director of             1969
- -----------------  Trust Company of South Carolina, Inc. (insurance brokers),
- -----------------  Hartsville, South Carolina. Until his retirement from the
- -----------------  Company in 1987, Mr. Fort served as Senior Vice President,
- -----------------  a position held since 1986. He served as Senior Vice
- -----------------  President -- International Group from 1983 to 1986.
- -----------------
- -----------------
- -----------------  R. C. KING, JR. (59). Mr. King is President and Chief              1991
- -----------------  Operating Officer of the Company, a position held since
- -----------------  1990. He was Senior Vice President from 1987 to 1990. Mr.
- -----------------  King is a director of United Dominion Industries.
- -----------------
- -----------------
- -----------------
- -----------------

NOMINEE TO BE ELECTED FOR ONE-YEAR TERM:

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  LEO BENATAR (63). Mr. Benatar is Senior Vice President of          1993
- -----------------  the Company, a position held since 1993, and Chairman and
- -----------------  Chief Executive Officer of Engraph, Inc. (printer and
- -----------------  fabricator of roll labels, decals, specialty paperboard
- -----------------  items and flexible packaging), Atlanta, Georgia, a
- -----------------  position held since 1981. Engraph, Inc. became a wholly
- -----------------  owned subsidiary of the Company as a result of a merger of
- -----------------  the two companies on October 21, 1993. He was President of
                   Mead Packaging, a division of the Mead Corporation, from
                   1972 to 1981. Mr. Benatar is a director of Interstate
                   Bakeries Corporation, Mohawk Industries, Inc. and
                   Riverwood International Corporation, and is Deputy
                   Chairman of the Federal Reserve Bank of Atlanta.


     All nominees previously have been elected to the Board of Directors by the Common Shareholders, except Mr. Benatar, who was elected by the Board of Directors at their October 20, 1993, meeting to fill the vacancy on the Board created by the resignation on February 3, 1993, of Mr. P. J. Rizzo. Mr. Benatar is recommended by the Nominating Committee of the Board of Directors for election by the Common Shareholders to fill the unexpired term of Mr. Rizzo, which will expire at the Annual Meeting of Shareholders in 1995.



     The Nominating Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. The committee will consider persons recommended to be nominees by shareholders upon submission in writing to the Nominating Committee of the Company of the names of such persons, together with their qualifications for service and evidence of their willingness to serve. If the amendment to Article 9(a) of the Company's Restated Articles of Incorporation is adopted at the Annual Meeting, nominations for any person who is not then a director of the Company, whether made by the Nominating Committee or any shareholder, will be required to be submitted to the Secretary not less than sixty days prior to the Annual Meeting for which such nominations are made.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL CONTINUE:

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 1995 are:

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  *F. L. H. COKER (58). Mr. Coker is retired. He was                 1964
- -----------------  President and Director of Sea Corporation of Myrtle Beach,
- -----------------  Inc. (private investments), Myrtle Beach, South Carolina,
- -----------------  from 1983 to 1989. Until his retirement from the Company
- -----------------  in 1979, Mr. Coker was Senior Vice President, a position
- -----------------  held since 1976.
- -----------------
- -----------------
- -----------------  T. C. COXE, III (63). Mr. Coxe is Senior Executive Vice            1982
- -----------------  President of the Company, a position held since 1993. He
- -----------------  was Executive Vice President from 1985 to 1993. He is a
- -----------------  director of South Carolina National Corporation and The
- -----------------  South Carolina National Bank.
- -----------------
- -----------------
- -----------------
- -----------------  E. H. LAWTON, JR. (64). Mr. Lawton is President and                1968
- -----------------  Director of Hartsville Oil Mill (vegetable oils
- -----------------  processor), Darlington, South Carolina, a position held
- -----------------  since 1962. He is a director of NationsBank of South
- -----------------  Carolina, N.A.
- -----------------
- -----------------
- -----------------


- ---------------

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  E. C. WALL, JR. (56). Mr. Wall is President and Director           1976
- -----------------  of Canal Industries (forest products), Conway, South
- -----------------  Carolina, a position held since 1969. He is a director of
- -----------------  Ruddick Corporation, SCANA Corporation and Blue Cross-Blue
- -----------------  Shield of South Carolina.
- -----------------
- -----------------
- -----------------

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 1996 are:


                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  C. J. BRADSHAW (57). Mr. Bradshaw is President and                 1986
- -----------------  Director of Bradshaw Investments, Inc. (private
- -----------------  investments), Georgetown, South Carolina, a position held
- -----------------  since 1986. He served as President and Chief Operating
- -----------------  Officer of Transworld Corporation, New York, New York,
- -----------------  from 1984 to 1986 and Chairman of the Board and Chief
- -----------------  Executive Officer of Spartan Food Systems, Inc.,
- -----------------  Spartanburg, South Carolina, from 1961 to 1986. Mr.
                   Bradshaw is a director of South Carolina National
                   Corporation and The South Carolina National Bank.
- -----------------  R. J. BROWN (59). Mr. Brown is Founder, Chairman and Chief         1993
- -----------------  Executive Officer of B&C Associates, Inc. (a management
- -----------------  consulting, marketing research and public relations firm),
- -----------------  High Point, North Carolina, a position held since 1973. He
- -----------------  is a director of First Union Corporation and Pacific
- -----------------  Financial Group.
- -----------------
- -----------------

                         NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                         YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                   ----------------------------------------------------------    --------------
- -----------------  *J. L. COKER (53). Mr. Coker is Secretary of the Company,          1969
- -----------------  a position held since 1969. He is President of JLC
- -----------------  Enterprises (private investments), Stonington,
- -----------------  Connecticut, a position held since 1979. He was President
- -----------------  of Sonoco Limited, Canada, from 1972 to 1979.
- -----------------
- -----------------
- -----------------
- -----------------  PAUL FULTON (59). Mr. Fulton is Dean of The Kenan-Flagler          1989
- -----------------  Business School, The University of North Carolina, Chapel
- -----------------  Hill, North Carolina, a position he assumed on January 1,
- -----------------  1994. He was President of Sara Lee Corporation
- -----------------  (manufacturer and marketer of consumer products), Chicago,
- -----------------  Illinois, from 1988 through 1993. He served as Executive
- -----------------  Vice President from 1987 to 1988 and as Senior Vice
- -----------------  President of Sara Lee Corporation and President of the
                   Hanes Group of Sara Lee Corporation from 1981 to 1986. Mr.
                   Fulton is a director of NationsBank Corporation and
                   Bassett Furniture Industries Inc.
- -----------------  H. L. MCCOLL, JR. (58). Mr. McColl is Chairman of the              1972
- -----------------  Board and Chief Executive Officer and Director of
- -----------------  NationsBank Corporation, Charlotte, North Carolina, and
- -----------------  Chief Executive Officer of each of its subsidiary banks.
- -----------------  He served as Chairman of the Board of NationsBank
- -----------------  Corporation (formerly NCNB Corporation) from 1983 until
- -----------------  December 31, 1991, and was reappointed Chairman on
- -----------------  December 31, 1992. He is a director of CSX Corporation,
                   Ruddick Corporation, Jefferson-Pilot Corporation and
                   Jefferson-Pilot Life Insurance Company.


- ---------------

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                                BOARD COMMITTEES

     During 1993 the Board of Directors held four regularly scheduled meetings and three special meetings to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in the discharge of its responsibilities, the Board has established four committees:



    COMMITTEE                                                  CURRENT             NUMBER OF
      NAME                             PURPOSE                 MEMBERS           1993 MEETINGS
- -----------------  ---------------------------------------  -----------------    --------------

Audit Committee    Responsible for the scope of both        E. C. Wall, Jr. --         2
                   internal and external audit programs in  Chairman
                   order to fully protect assets of the     R. J. Brown
                   Company.                                 F. L. H. Coker
                                                            J. L. Coker
                                                            A. T. Dickson
                                                            J. C. Fort
Executive          Responsible for establishing and         A. T. Dickson --           4
Compensation       maintaining officer-level salaries and   Chairman
Committee          administering executive compensation     C. J. Bradshaw
                   plans.                                   R. E. Elberson
                                                            Paul Fulton
                                                            E. C. Wall, Jr.
Nominating         Responsible for recommending to the      F. L. H. Coker --          2
Committee          directors qualified candidates to fill   Chairman
                   vacancies on the Board.                  R. E. Elberson
                                                            J. C. Fort
                                                            E. H. Lawton, Jr.
                                                            H. L. McColl, Jr.
Finance            Responsible for evaluating the           H. L. McColl, Jr. --       3
Committee          Company's financial status, advising     Chairman
                   corporate management and the full Board  C. J. Bradshaw
                   on financial matters, and reviewing the  R. J. Brown
                   Company's long-term financial            J. L. Coker
                   requirements and plans.                  Paul Fulton
                                                            E. H. Lawton, Jr.

     All directors attended 75% or more of the aggregate number of meetings of the Board and committees.

            SECURITY OWNERSHIP OF MANAGEMENT AS OF DECEMBER 31, 1993


                                                                                 COMMON STOCK
                                                                              BENEFICIALLY OWNED
                                                                          ---------------------------
       NAME                               POSITION                        NUMBER(1)     PERCENTAGE(2)
- ------------------    ------------------------------------------------    ---------     -------------
Leo Benatar           Senior Vice President and Director                    135,606
C. J. Bradshaw        Director                                               20,846
R. J. Brown           Director                                                  400
F. L. H. Coker        Director                                            1,148,565          1.3
J. L. Coker           Secretary and Director                                142,801
A. T. Dickson         Director                                               59,616
R. E. Elberson        Director                                               17,000
J. C. Fort            Director                                            1,154,911          1.3
Paul Fulton           Director                                                5,400
E. H. Lawton, Jr.     Director                                              712,899
H. L. McColl, Jr.     Director                                               15,432
E. C. Wall, Jr.       Director                                               81,610
C. W. Coker           Chairman & Chief Executive Officer and Director     1,375,504          1.6
R. C. King, Jr.       President & Chief Operating Officer and Director      252,514
T. C. Coxe, III       Senior Executive Vice President and Director          296,393
H. E. DeLoach, Jr.    Group Vice President                                1,753,956(3)       2.0
H. J. Moran           Group Vice President                                  124,403
All Executive Officers and Directors (26 persons)                         8,243,527(4)       9.4


- ---------------


(1) Shareholdings represent the number of shares beneficially owned directly or indirectly by each named director and executive officer as of December 31, 1993. The number includes shares subject to currently exercisable options granted by the Company under the 1983 Key Employee Stock Option Plan and the 1991 Key Employee Stock Plan for the following directors and named executive officers: C. W. Coker -- 345,500, R. C. King, Jr. -- 184,550, T.
     C. Coxe, III -- 78,940, H. E. DeLoach, Jr. -- 71,600, H. J.
     Moran -- 106,800, and Leo Benatar -- 111,232.



     Also included are shares held in the Company's Dividend Reinvestment Plan (6,616), the Employee Savings and Stock Ownership Plan (42,533), and share equivalents in deferred compensation plans (16,174).



(2) Percentages not shown are less than 1%.



(3) Includes 1,584,778 shares of Common Stock owned by an estate for which Mr. DeLoach is executor. Mr. DeLoach disclaims beneficial ownership of such shares.


(4) Includes 1,687,442 shares of Common Stock which the executive officers have a right to acquire pursuant to options granted by the Company.

           EXECUTIVE COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met four times during 1993, and had met once in 1994 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward, and retain senior management by providing competitive total compensation opportunities based on performance, teamwork, and the creation of shareholder value. It is a basic program consisting of salary, annual cash bonus awards, annual stock option awards, perquisites, and employee benefits.


     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms, and from time to time contracts with these firms to perform customized studies of companies in our industry groups and/or with companies showing similar long-term financial performance results. In these surveys executive compensation levels are developed by looking at large numbers of similar positions across American industry. The results reflect adjustments based upon Company revenues. Companies in the Dow Jones Containers and Packaging Group also are included, as available, among the companies whose survey data is used in our studies. This group, which includes the Company, was used in the five year shareholder return performance graph that appears on Page 20.



     The total compensation package for executives is structured to be competitive with the median total pay practices for executives of other large corporations. The base salary ranges are targeted to be at the median of surveyed market rates. Incentive compensation, consisting of the annual cash bonus plan and the annual stock option awards, is targeted to provide median market compensation for expected Company performance, and is leveraged upward to motivate and reward executives for exceptional performance. Executive perquisites are limited and provide a lower benefit than the market median. The benefits program for executives provides an overall level that is slightly higher than the market median. This benefits program, in particular the retirement and life insurance plans, is designed to enhance retention of executives until normal retirement age.


     Following is a discussion of the elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1993 compensation. Also included is a specific discussion of the decisions regarding Mr. Coker's compensation for performing the duties of Chairman and Chief Executive Officer ("CEO"). The tables and accompanying narrative and footnotes which follow this report reflect the decisions covered by the discussions below.

SALARY


     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position, as well as the annual revenues of the Company or applicable business unit. The Company reviews the base salaries of all salaried employees on an annual basis. Merit salary increases are awarded from a table which considers each individual's performance rating and position in his or her salary range. The Committee used the identical process and table to determine salary adjustments for each of the executive officers, including Mr. Coker, whose most recent increase was effective June 1, 1993.


ANNUAL BONUS AWARDS


     The Company has a bonus plan which for 1993 provided for cash incentive opportunities based upon achievement of pre-determined annual financial performance goals, as well as attainment of key individual strategic and operational objectives. The purpose of this plan was to link a significant portion of executive pay to both the Company's operating performance for the year and critical issues affecting the long-term health of the Company.



     Financial performance goals were weighted from 80% to 86% of the total bonus opportunity. For executives with total corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one half of the bonus opportunity available for financial performance was based on corporate earnings per share and the remainder was based on business unit profit before interest and taxes. Consistent with prior years, unusual non-recurring items, such as gains resulting from the sale of businesses and restructuring charges, were excluded in determining operating performance.



     The key strategic and operational objectives for 1993, which were weighted from 14% to 20% of the total bonus opportunity, varied by individual and were in areas such as employee safety, customer satisfaction, business development, strategic acquisitions, technology innovation, management succession and employee development, process improvement, total quality management, and environmental protection.



     On February 2, 1994, the Committee reviewed and approved the 1993 annual bonus awards for executive officers. Initial bonus amounts were assigned to each executive officer based on the scoring of financial goal attainment and subjective evaluations of how well the personalized objectives were met. In some cases the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. Coker's earned award under the plan reflected both the Company's financial performance, based on earnings per share from ongoing operations in accordance with the predetermined bonus plan formula, and the Committee's assessment of how well he met his key strategic and operational objectives for the year.


STOCK OPTIONS

     In 1993 Mr. Coker, the executive officers, and other key management employees received options to purchase shares of Common Stock under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of the

Company's stock increases. The size of each option award, including Mr. Coker's, in conjunction with annual cash bonus opportunity, reflects median competitive incentive compensation opportunities as reported by independent consulting firms.

OTHER

     On October 21, 1993, Engraph, Inc., a publicly traded company, merged with the Company. In conjunction with this merger, the Company assumed all outstanding Engraph, Inc. stock options for sixty-five additional individuals, one of whom became an executive officer of the Company. As a part of this assumption, these option holders were awarded rights that would preserve their gains in Engraph, Inc. options on the merger date.


     Beginning in 1994, tax law changes restrict a publicly traded company's right to deduct certain types of compensation payments to the CEO or to any of the four other named executives for amounts in excess of one million dollars. The Company previously adopted a deferred compensation plan and shareholders have approved a stock option program which, under present tax laws and regulations, affords the Company sufficient opportunity to ensure complete tax deductability of all applicable compensation payments.



     Tax law changes further limit the amounts that the Company can award to employees participating in the Employee Savings and Stock Ownership Plan, and reduce the amount of retirement income that executives can receive from tax-qualified retirement plans. As a result of that legislation, the Company adopted a non-qualified benefits restoration plan to keep employees whole with respect to benefits now limited by tax law under the Company's qualified employee benefit plans.


A. T. Dickson, Chairman     C. J. Bradshaw    R. E. Elberson    J. C. Fort
P. Fulton     E. C. Wall, Jr.

                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM
                                                                        COMPENSATION
                                                        ANNUAL             AWARDS
                                                    COMPENSATION(1)     ------------
                                                  -------------------    NUMBER OF        ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS      OPTIONS(2)    COMPENSATION(3)
- -----------------------------------------  ----   --------   --------   ------------   ---------------
C. W. Coker                                1993   $575,834   $451,567      62,000         $ 184,233
  Chairman and Chief                       1992    541,831    460,556      80,000           178,813
  Executive Officer                        1991    506,250    170,000      62,500           145,160
R. C. King, Jr.                            1993    431,157    298,696      40,600            76,592
  President and Chief                      1992    401,581    356,848      60,000            86,856
  Operating Officer                        1991    374,232    125,773      25,000            84,919
T. C. Coxe, III                            1993    316,668    200,999      26,600            48,975
  Senior Executive                         1992    297,759    211,409      36,000            47,059
  Vice President and                       1991    281,246     83,124      28,100           104,418
  Executive Vice President
H. E. DeLoach, Jr.                         1993    220,351    172,690      12,600            25,398
  Group Vice President and                 1992    206,460    110,487      16,000            22,010
  Vice President -                         1991    196,429     49,285      13,000            22,142
  Film, Plastics and
  Special Products
H. J. Moran                                1993    209,411    140,724      12,600            27,731
  Group Vice President and                 1992    192,304    125,000      16,000            25,812
  Vice President -                         1991    180,166     90,444      13,000            49,838
  Consumer Products


- ---------------

(1) None of the executive officers received perquisites or personal benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments.

(2) All amounts reflect a two-for-one stock split effective June 10, 1993.

(3) All other compensation for 1993 consisted of the following:



                                                                       COMPANY CONTRIBUTIONS AND
                        SPLIT-DOLLAR      ABOVE MARKET DEFERRED     ACCRUALS TO DEFINED CONTRIBUTION
       NAME            LIFE INSURANCE     COMPENSATION ACCRUALS           RETIREMENT PLANS(2)
- -------------------    --------------     ---------------------     --------------------------------
C. W. Coker               $141,020(1)            $33,213                        $ 10,000
R. C. King, Jr.             46,696                19,896                          10,000
T. C. Coxe, III             14,506                24,469                          10,000
H. E. DeLoach, Jr.           6,518                 8,955                           9,925
H. J. Moran                 17,731                   -0-                          10,000


- ----------


     (1) Includes additional insurance which was purchased for Mr. Coker in exchange for cancellation of previously-granted stock options that had a market price gain of $497,875 at the time of the transaction.



     (2) Comprised of contributions to the Company's Employee Savings and Stock Ownership Plan (ESSOP) and accruals to individual accounts in the Company's non-qualified benefits restoration plan, as described on Page 15, in order to keep employees whole with respect to certain ESSOP benefits that were limited by tax law.


                   OPTION EXERCISES AND YEAR-END VALUES TABLE
          AGGREGATED OPTION EXERCISES IN 1993 AND 1993 YEAR END VALUES

                                                          NUMBER OF SHARES
                                                             UNDERLYING
                       NUMBER OF                         UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                       SECURITIES                               AS OF                   IN-THE-MONEY OPTIONS
                       UNDERLYING                       DECEMBER 31, 1993(2)         AS OF DECEMBER 31, 1993(3)
                        OPTIONS         VALUE        ---------------------------     ---------------------------
       NAME            EXERCISED     REALIZED(1)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- -------------------    ---------     -----------     -----------   -------------     -----------   -------------
C. W. Coker                 -0-       $     -0-        283,500         62,000        $ 1,410,188      $   -0-
R. C. King, Jr.             -0-             -0-        143,950         40,600            775,516          -0-
T. C. Coxe, III          36,000         108,000         52,340         26,600            735,386          -0-
H. E. DeLoach, Jr.       11,000          88,000         59,000         12,600            258,875          -0-
H. J. Moran              16,000         280,750         94,200         12,600            720,600          -0-

- ---------------

(1) The difference between the exercise price paid and the value of the acquired shares based on the closing price of the Company's stock on the exercise date.

(2) Reflects a two-for-one stock split effective June 10, 1993.


(3) Based on $22.00 per share, the December 31, 1993, closing price.

                              OPTION GRANTS TABLE
                            1993 STOCK OPTION GRANTS


                                INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE AND
- ---------------------------------------------------------------------------------     RESULTING COMPANY STOCK PRICE AT
                        NUMBER OF      % OF TOTAL                                       ASSUMED ANNUAL RATES OF STOCK
                        SECURITIES       OPTIONS                                       PRICE APPRECIATION FOR 10 YEAR
                        UNDERLYING     GRANTED TO       EXERCISE                               OPTION TERM(2)
                         OPTIONS        EMPLOYEES      PRICE (PER      EXPIRATION     ---------------------------------
        NAME            GRANTED(1)       IN 1993         SHARE)           DATE         5% ($39.297)      10% ($62.574)
- --------------------    ----------     -----------     -----------     ----------     --------------     --------------
C. W. Coker               62,000           6.5           $24.125        2/3/2003      $      940,664     $    2,383,838
R. C. King, Jr.           40,600           4.2            24.125        2/3/2003             615,983          1,561,029
T. C. Coxe, III           26,600           2.8            24.125        2/3/2003             403,575          1,022,743
H. E. DeLoach, Jr.        12,600           1.3            24.125        2/3/2003             191,167            484,457
H. J. Moran               12,600           1.3            24.125        2/3/2003             191,167            484,457
Comparable gain in shareholder value for the 87,167,880 shares outstanding as of
  February 3, 1993, the grant date.                                                    1,322,511,075      3,351,517,818


- ---------------


(1) These options were granted on February 3, 1993, at the closing market price, became exercisable on February 3, 1994, and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price and tax obligations can be paid by cash or the delivery of previously-owned shares. Tax obligations also can be paid by an offset of the underlying shares.


(2) The amounts in these columns are the result of calculations set by the Securities and Exchange Commission and are based on hypothetical 5% and 10% stock price appreciation over ten years. They are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

All amounts have been adjusted to reflect a two-for-one stock split effective June 10, 1993.

                                 PENSION TABLE

     Executive officers participate in a non-contributory defined benefit program which provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation computed as a straight life annuity based on the highest three of the last seven calendar years. In order to receive the full benefit, the executive must have at least fifteen years of applicable service and retire no earlier than age sixty-five. Qualified spouses receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.


                                                AGE 65 RETIREMENT
                                                YEARS OF SERVICE
 FINAL AVERAGE      -------------------------------------------------------------------------
COMPENSATION(1)        10           15           20           25           30          35+
- ---------------     --------     --------     --------     --------     --------     --------
  $   300,000       $120,000     $180,000     $180,000     $180,000     $180,000     $180,000
      400,000        160,000      240,000      240,000      240,000      240,000      240,000
      500,000        200,000      300,000      300,000      300,000      300,000      300,000
      600,000        240,000      360,000      360,000      360,000      360,000      360,000
      700,000        280,000      420,000      420,000      420,000      420,000      420,000
      800,000        320,000      480,000      480,000      480,000      480,000      480,000
      900,000        360,000      540,000      540,000      540,000      540,000      540,000
    1,000,000        400,000      600,000      600,000      600,000      600,000      600,000
    1,100,000        440,000      660,000      660,000      660,000      660,000      660,000
    1,200,000        480,000      720,000      720,000      720,000      720,000      720,000
    1,300,000        520,000      780,000      780,000      780,000      780,000      780,000


- ---------------


(1) Covered final average compensation includes salary, bonus, and cash awards from the Company's former long-term incentive plan. Age, years of service, and final average compensation, if computed as of December 31, 1993, for the named officers are as follows:


                                               FINAL
                               YEARS OF       AVERAGE
       NAME            AGE     SERVICE      COMPENSATION
- -------------------    ---     --------     ------------
C. W. Coker            60         36          $919,612
R. C. King, Jr.        59         37           632,365
T. C. Coxe, III        63         41           498,580
H. E. DeLoach, Jr.     49          8           325,531
H. J. Moran            61         11           296,436

                        COMPARATIVE COMPANY PERFORMANCE


     The following line graph compares cumulative total shareholder return for the Company with the S&P 500 Stock Index, and a recognized industry index, the Dow Jones Containers and Packaging Group (which includes the Company), from December 31, 1988, through December 31, 1993.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (*)

            AMONG SONOCO PRODUCTS COMPANY, THE S&P 500 STOCK INDEX,

              AND THE DOW JONES CONTAINERS & PACKAGING GROUP (**)

                                                   DOW JONES
                                                 CONTAINERS &
      MEASUREMENT PERIOD         S&P 500 STOCK     PACKAGING     SONOCO PROD-
    (FISCAL YEAR COVERED)            INDEX           GROUP       UCTS COMPANY
1988                                       100             100             100
1989                                       132             108             111
1990                                       127              93             100
1991                                       166             146             109
1992                                       179             160             154
1993                                       197             153             145


ASSUMES $100 INVESTED ON DECEMBER 31, 1988, IN SONOCO PRODUCTS COMPANY COMMON STOCK, THE S&P 500 STOCK INDEX, AND THE DOW JONES CONTAINERS & PACKAGING GROUP.


 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                            DIRECTOR'S COMPENSATION

     Employee directors receive no additional compensation for their services as members of the Board of Directors. Effective July 1, 1992, non-employee directors were paid an $8,500 quarterly retainer fee and a $1,000 attendance fee for special meetings. On July 1, 1993, the quarterly retainer fee was increased to $9,000.

     Directors are able to defer part or all of their fees. Directors can choose to earn market rate interest credits on their deferrals or have their deferrals treated as if invested in equivalent units of Sonoco Products Company Common Stock. In the latter account they earn dividend equivalent credits which are reinvested in stock equivalent units. The directors can choose a fixed period, commencing the January following termination from the Board of Directors, over which the account balances will be paid in annual installments.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Messrs. A. T. Dickson, C. J. Bradshaw, R. E. Elberson, and E. C. Wall, Jr. served on the Company's Executive Compensation Committee during the year ended December 31, 1993. Mr. J. C. Fort, a former employee of the Company, who served as Senior Vice President -- International Group from 1983 to 1986, and Senior Vice President from 1986 until his retirement in 1987, resigned from the Executive Compensation Committee on October 20, 1993, prior to the meeting of the committee on that date. Mr. Paul Fulton was appointed to the committee on January 1, 1994.



     Mr. A. T. Dickson and Mr. Paul Fulton, directors of NationsBank Corporation, and Mr. C. J. Bradshaw, a director of The South Carolina National Bank and South Carolina National Corporation, are members of the Executive Compensation Committee. On October 8, 1987, the Company entered into a seven-year $50,000,000 interest rate swap agreement with NCNB National Bank, now NationsBank of North Carolina, N.A., to exchange a floating interest rate payment for a fixed rate payment. On October 1, 1993, NationsBank of North Carolina, N.A., also extended to the Company, as a backstop facility for its commercial paper program and general corporate purposes, a five-year committed line of credit for $75,000,000. The South Carolina National Bank has extended a similar line for $65,000,000. These committed lines of credit from NationsBank of North Carolina, N.A., and The South Carolina National Bank have been in place since 1987 and have been renewed and increased or decreased according to the Company's needs. Additionally, NationsBank of North Carolina, N.A., has extended other lines of credit to the Company as support for letters of credit, overdrafts and other corporate needs. NationsBank of North Carolina, N.A., also provides treasury management services to the Company and investment management services through its trust department. The Company pays fees to NationsBank of North Carolina, N.A., for these services and for the availability of the lines of credit, as well as interest on borrowed funds. All transactions were handled on a competitive basis. Management is convinced that the rates and provisions were as favorable to the Company as otherwise could have been obtained.



     Mr. H. L. McColl, Jr., an executive officer of NationsBank Corporation, is a member of the Company's Board but is not a member of the Company's Executive Compensation Committee. Mr. C. W. Coker, Chairman and Chief Executive Officer of the Company, is a member of NationsBank Corporation's Compensation Committee.

                          TRANSACTIONS WITH MANAGEMENT


     Mr. H. L. McColl, Jr. is Chairman, Chief Executive Officer and Director of NationsBank Corporation. Mr. C. W. Coker, Mr. A. T. Dickson and Mr. Paul Fulton are directors of NationsBank Corporation. Mr. C.J. Bradshaw and Mr. T. C. Coxe, III are directors of The South Carolina National Bank and South Carolina National Corporation. See the "Compensation Committee Interlocks and Insider Participation" section above.



     During 1993 the Company purchased lumber from a company of which Mr. E. C. Wall, Jr., a director of the Company, is Chairman of the Board and more than a 10% beneficial owner. The aggregate purchase price of the lumber was $837,293. The Company also purchased timber during the year from a trust of which Mr. T.
C. Coxe, III, a director and executive officer of the Company, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $282,000. Management of the Company believes the prices and terms were comparable to those the Company could have obtained from unaffiliated third parties.



      AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND THE BY-LAWS



     The Board of Directors recommends to the shareholders of the Company the approval of certain amendments to the Company's Restated Articles of Incorporation and the By-Laws. The amendments would delete the present fifteen person maximum number of directors the Company can have, would give the directors the ability to set the size of the Board of Directors, as well as to create and fill vacancies on the Board of Directors, and would require that nominations for directors to be elected at any Annual Meeting of Shareholders, other than incumbent directors, be made in writing at least sixty days prior to the Annual Meeting.


     The proposed amendments also recognize that the holders of the Company's $2.25 Cumulative Convertible Preferred Stock have been given the right to elect two directors during any period in which payment of dividends on the Preferred Stock is in arrears and make it clear that any such directors are in addition to the directors elected by the Common Shareholders.

     Although the proposed amendments would give the Board of Directors the ability to change the size of the Board, under South Carolina corporate law, the directors are prohibited from increasing or decreasing by more than 30% the number of directors last approved by the shareholders; only the shareholders can approve a greater increase or decrease. Furthermore, any persons elected by the Board to fill vacancies on the Board of Directors, whether such vacancies arise by reason of resignation, death, increase in number of directors, or otherwise, can serve only until the next Annual Meeting of Shareholders.


     The proposed amendments relating to size of the Board of Directors and giving directors the ability to fill vacancies between Annual Meetings are intended to give the Board greater flexibility in controlling its size. For example, it is often an important negotiating point in an acquisition to be able to offer associates of the target company one or more Board seats. The additional flexibility also would give the directors the ability to add persons who offer special talents to the Board or who are able to add other dimensions to the Board. To be able to offer seats, however, the seats must be available. The current Restated Articles of Incorporation and the By-Laws fix the maximum number of directors at fifteen and do not give the Board the ability to increase the number of directors by creating and filling a vacancy. Similarly, vacancies can occur from time to time which do not need to be filled. The proposed amendments would allow the Board to reduce its size rather than fill a vacancy.

     The proposed amendment relating to advance notice of nominations to the Board is intended to provide for an orderly nomination process and to give the Board time to determine the credentials of nominees and to take a position with respect thereto.

     The proposed amendments may have the impact of making a change in control of the Company somewhat more difficult to effect, but the increased difficulty is most likely to relate primarily to timing and not to the ultimate ability to effect a change in the composition of the Board.

     The full text of the proposed amendments to the Restated Articles of Incorporation and the By-Laws is set forth below.

     The Restated Articles of Incorporation of Sonoco Products Company are to be amended by replacing Article 9(a) thereof with the following language:


          (a) Board of Directors. Notwithstanding anything in Item 7 of the Restated Articles of Incorporation, the number of directors of the corporation shall be (i) the number fixed from time to time by the Board of Directors, which shall not be less than nine, plus (ii) any directors elected exclusively by the holders of Preferred Stock as provided in these articles. Except for any director elected exclusively by the holders of Preferred Stock, the directors shall continue to be divided into three classes of as nearly equal size as possible. Each class shall be elected to serve a term of three years. At each Annual Meeting of Shareholders, directors shall be elected to fill any vacancies in any class of the Board of Directors. Directors so elected shall serve until the Annual Meeting of Shareholders in the year in which their terms expire. No person who is not then already a director of the corporation shall be eligible to be elected as a director at the Annual Meeting of Shareholders unless such person shall have been nominated in writing, with such notice delivered to the Secretary of the corporation, not less than sixty days prior to such Annual Meeting.


     Article III, Section 1 of the By-Laws is to be amended to read as follows:

          1. THE MANAGEMENT of all the affairs, property and the business of the corporation shall be vested in a Board of Directors. The number of directors of the corporation shall be (i) the number fixed from time to time by the Board of Directors, which number shall not be less than nine, plus (ii) any directors elected exclusively by the holders of Preferred Stock as provided in the corporation's Restated Articles of Incorporation. Directors shall be shareholders, each owning not less than one hundred
     (100) shares of the voting stock of the corporation. The directors need not be residents of the State of South Carolina.

     Article III, Section 2 of the By-Laws is to be amended to read as follows:

          2. THE BOARD OF DIRECTORS shall be divided into three classes of as nearly equal size as possible in accordance with the provisions of the Restated Articles of Incorporation, as amended.

     Article III, Section 5 of the By-Laws is to be amended to provide that any increase in the number of directors can be filled by the Board of Directors, and thereby to read as follows:


          5. ALL VACANCIES OCCURRING IN THE BOARD OF DIRECTORS whether caused by resignation, death, increase in number of directors, or otherwise, can be filled by a majority vote of the remaining directors attending a regular or special meeting.


     The Board of Directors urges you to vote FOR the amendments.

                        ELECTION OF INDEPENDENT AUDITORS

     Independent auditors are to be elected by the shareholders for the calendar year 1994. The firm of Coopers & Lybrand, Certified Public Accountants, has audited the books and records of the Company for many years, and the Audit Committee of the Board of Directors recommends continuing the services of this firm. Representatives of Coopers & Lybrand will be present and available to answer any questions that may arise at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the election of Coopers & Lybrand as independent auditors for the Company for the current year.

              COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934


     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.



     The Company failed to file on a timely basis one report for Mr. Leo Benatar's shares in Engraph, Inc.'s Retirement Plus Plan 401(k). Mr. Benatar is Senior Vice President and a director of the Company. This information should have been filed on 1993's year-end Form 5, due February 14, 1994, but was reported on February 28, 1994, on Form 5.


                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     A shareholder proposal to be presented at the next Annual Meeting must be received by the Company not later than November 4, 1994, in order to be included in the Proxy Statement and Proxy.

                                 OTHER MATTERS

     As of the date of this statement management knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                                   James L. Coker, Secretary

March 18, 1994

                                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                                                SONOCO PRODUCTS COMPANY

                                 POST OFFICE BOX 160 - ONE NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29551-0160


   P                  The undersigned hereby appoints Charles W. Coker, Chairman and Chief Executive Officer, or Russell C. King,
   R                  Jr., President and Chief Operating Officer, as Proxies, each with the power to appoint his substitute, and
   O                  hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of
   X                  Sonoco Products Company held of record by the undersigned on March 4, 1994, at the Annual Meeting of
   Y                  Shareholders to be held on April 20, 1994, or any adjournment thereof.

DIRECTORS             (1) ELECTION OF DIRECTORS:
RECOMMEND                 / / FOR All Nominees                                       / / WITHHOLD on All Nominees

 VOTING                   / / Withhold On The Following Nominees Only __________________________________________________________

 FOR 1,                            Nominees -- Three-year Terms: C. W. Coker,  A. T. Dickson,  R. E. Elberson,  J. C. Fort,
 2 AND 3                                                         R. C. King, Jr.
                                   Nominee  -- One-year Term: Leo Benatar
                      (2) PROPOSAL TO APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND THE BY-LAWS TO:

                          (a) Delete the present fifteen person maximum number of directors the Company can have,


                          (b) Give the directors the ability to set the size of the Board of Directors, as well as to create and fill vacancies on the Board of Directors,

                          (c) Require that nominations for directors to be elected at any Annual Meeting of Shareholders, other than incumbent directors, be made in writing at least sixty days prior to the Annual Meeting, and
                          (d) Recognize that the holders of the Company's $2.25 Cumulative Convertible Preferred Stock have been given the right to elect two directors during any period in which payment of dividends on the
                              Preferred Stock is in arrears, and make it clear that any such directors are in addition to the directors elected by the Common Shareholders.
                                                    / / FOR             / / AGAINST             / / ABSTAIN

                                                    (Continued and to be signed and dated on the reverse side)



                                                                      (Continued from other side)

                      (3) PROPOSAL TO APPROVE THE ELECTION OF COOPERS & LYBRAND, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT
                          AUDITORS OF THE CORPORATION.
                                                    / / FOR             / / AGAINST             / / ABSTAIN
                      (4) In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                      SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                                                        DATE__________________________ 19 ______

                                                                                        ________________________________________

                                                                                        ________________________________________
                                                                                        PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME
                                                                                        APPEARS HEREON. WHEN SHARES ARE HELD BY
                                                                                        JOINT TENANTS, BOTH SHOULD SIGN. WHEN
                                                                                        SIGNING AS ATTORNEY, EXECUTOR,
                                                                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                                                                        GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                                                                        PLEASE SIGN IN FULL CORPORATE NAME BY
                                                                                        PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                                                                        PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                                                                        NAME BY AUTHORIZED PERSON. PLEASE MARK,
                                                                                        SIGN, DATE AND RETURN THE PROXY CARD
                                                                                        PROMPTLY USING THE ENCLOSED ENVELOPE.


                           SONOCO PRODUCTS COMPANY

                         INTER-OFFICE CORRESPONDENCE




March 18, 1994




To:  The Securities and Exchange Commission

           Ref:  File #0-516 - CIK #0000091767
                   Sonoco Products Company
                   1994 Proxy Statement and Proxy



                              LETTER OF VARIANCE
                              ------------------

     Pictures and the numbers on each page will appear as follows:

                             Page 5    2 Pictures
                             Page 6    3 Pictures
                             Page 7    1 Picture
                             Page 8    3 Pictures
                             Page 9    3 Pictures
                             Page 10   3 Pictures




                                                Lana O. Roper
                                                Assistant Treasurer
                                                 and Assistant Secretary
                                                803-383-7277